                                                                    Exhibit 10.4



                            STOCK PURCHASE AGREEMENT

                                  by and among

                            PAMARCO TECHNOLOGIES INC.
                            (a Delaware corporation),

                              PAMARCO, INCORPORATED
                            (a Maryland corporation),

                                       and

                    DENNIS E. ANDERSEN and E. HUGH SCHNEIDER
                             (New Jersey residents)

                                 with respect to

                            ARMOTEK INDUSTRIES, INC.
                           (a New Jersey corporation)





--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT
                                TABLE OF CONTENTS
Section                                                                     Page
-------                                                                     ----

1.    Definitions..........................................................  1
2.    Purchase and Sale of Shares..........................................  9
3     Closing.............................................................. 13
4.    Representations and Warranties of the Sellers........................ 13
5.    Representations and Warranties of the Buying Parties................. 26
6.    Payment of Tax Liabilities........................................... 28
7.    Covenants of the Sellers............................................. 29
8.    Covenants of the Buying Parties...................................... 31
9.    Other Covenants...................................................... 31
10.   Conditions Precedent to Obligations of the Buying Parties............ 31
11.   Conditions Precedent to Obligations of the Sellers................... 32
12.   Competition and Confidentiality...................................... 34
13.   Indemnification...................................................... 34
14.   Remedies............................................................. 38
15.   Termination.......................................................... 38
16.   Contents of Agreement................................................ 40
17.   Amendment, Parties in Interest, Assignment, Etc...................... 40
18.   Interpretation....................................................... 40
19.   Notices. ............................................................ 41
20.   Governing Law........................................................ 42
21.   Counterparts......................................................... 42


Exhibits                                                 Expense Schedule
--------

A     Andersen Employment Agreement
B     Schneider Employment Agreement
C     Escrow Agreement
D     Joinder to Registration Rights Agreement
E     Joinder to Stockholders' Agreement
F     Pamarco's Certificate of Incorporation
G     Legal Opinion of counsel to Sellers
H     Legal Opinion of counsel to Buying Parties
I     Annual Depreciation Expense Schedule

Schedules
---------

4.4   Required Consents
4.7   Encumbrances
4.8   Real Property
4.10  Non-Real Estate Leases
4.13  Liabilities
4.16  Litigation; Governmental Permits
4.17  Contracts
4.18  Insurance
4.19  Intellectual Property
4.20  Employee Relations
4.21  Benefit Plans
4.23  Payments to Affiliates
4.25  Customers and Suppliers
4.27  Additional Information
5.9   Stockholders

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of March 5, 1996 by and among Pamarco Technologies Inc., a Delaware corporation ("Pamarco"), Pamarco, Incorporated, a Maryland corporation (the "Buyer" and, together with Pamarco, the "Buying Parties"), Dennis E. Andersen, a New Jersey resident ("Andersen"), and E. Hugh Schneider, a New Jersey resident ("Schneider" and, together with Andersen, the "Sellers"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

                                   Background
                                   ----------

         The Sellers own all of the issued and outstanding capital stock of Armotek Industries, Inc., a New Jersey corporation ("Armotek"). The Sellers desire to sell, and the Buyer desires to buy, all of such stock in accordance with the terms of this Agreement.

                                   Witnesseth
                                   ----------

         NOW, THEREFORE, in consideration of the respective covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Action" is defined in Section 13.6.

         "Affiliates" means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, as well as any present officers, directors (other than David R. Landrey) and majority-owned entities of that party and of its other Affiliates.

         "Agreement" means this Agreement and the exhibits and schedules hereto.

         "Andersen Employment Agreement" means the Employment Agreement between Armotek and Dennis E. Andersen, in the form of Exhibit "A" hereto and entered into as of the Closing Date.

         "Annual Depreciation Expense Schedule" means the Company's annual depreciation expense schedule (attached hereto as Exhibit I) for depreciable assets owned by the Company as of December 31, 1995.

         "Armotek" is defined above in the preamble.

         "Armotek Change of Control" means (a) a sale of substantially all of the Assets of the Company during the Earnings Period to a party other than an Affiliate of the Buying Parties; (b) a sale of more than 50% of the outstanding Armotek Common Stock during the Earnings Period to a party other than an Affiliate of the Buying Parties; or (c) a merger or consolidation of the Company during the Earnings Period that results in more than 50% of the Armotek Common Stock being held by a party other than an Affiliate of the Buying Parties. The term "Armotek Change of Control" does not include (x) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (y) any consolidation with or merger of the Company into either of the Buying Parties or a wholly-owned subsidiary of either of the Buying Parties.

         "Armotek Common Stock" means the Common Stock, no par value, of Armotek.

         "Armotek Shareholders' Agreement" means the Shareholders' Agreement dated November 11, 1988 by and among Andersen, Schneider and the Company.

         "Assets" means all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in the most recent Company Financial Statements, that are owned or possessed by the Company.

         "Audited Financial Statements" is defined in Section 4.6.

         "Balance Sheet Date" is defined in Section 4.6.

         "Benefit Plans" means all employee benefit plans of the Company within the meaning of Section 3(3) of ERISA and any related or separate Contracts, plans, trusts, programs, policies, arrangements, practices, customs and understandings, in each case whether formal or informal, that provide benefits of economic value to any present or former employee of the Company, or present or former beneficiary, dependent or assignee of any such employee or former employee.

         "Business" means the entire business, operations and facilities of Armotek.

         "Buyer" is defined above in the preamble.

         "Buying Parties" is defined above in the preamble.



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



         "Buying Parties' Non-Covenant Indemnification Obligations" is defined in Section 13.2(a).

         "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

         "Claim Notice" is defined in Section 13.4(a).

         "Claim Response" is defined in Section 13.4(a).

         "Closing" is defined in Section 3.1.

         "Closing Date" is defined in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Armotek Industries, Inc., a New Jersey corporation, and no other corporation within the definition of Company Group.

         "Company Balance Sheet" is defined in Section 4.6.

         "Company Financial Statements" is defined in Section 4.6.

         "Company Group" shall mean, collectively, (a) the Company, (b) Old Armotek and (c) any and all corporations which were at any time subsidiaries of Old Armotek.

         "Confidential Information" means any confidential information or trade secrets of the Business, the Core Business or the business of any Buying Party (including personnel information, know-how and other technical information, customer lists, customer information and supplier information), other than confidential information or trade secrets of the Business, the Core Business or the business of any Buying Party that (a) is in the public domain through no fault of either Andersen or Schneider, (b) is made available to Andersen or Schneider by an independent third party or (c) is required by law to be disclosed.

         "Contingent Purchase Price" is defined in Section 2.2.

         "Contract" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any person or its property under applicable law.

         "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

         "Core Business" means, collectively, (a) the entire business, employees, expertise, operations and facilities of the Company, as the same may reasonably be expected, based on historical experience, to be conducted from the date hereof through December 31, 1998, including the Company's current product line and products under development, (b) the Richmond Project and (c) such additions to the activities or business operations described in the preceding clauses (a) and (b) as one or more of the Buying Parties or one or more of their Affiliates may elect or determine through December 31, 1998 to have accomplished or performed utilizing, in whole or substantial part, the present or future employees, expertise, operations or facilities of the Company.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

         "Covenant Claim" is defined in Section 13.4(c).

         "Damages" is defined in Section 13.1.

         "Deal Rate" means 8.25% per annum.

         "Deductible Amount" is defined in Section 13.4(c).

         "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration.

         "Earnings Period" is defined in Section 2.2(a).

         "Employment Agreements" means the Andersen Employment Agreement and the Schneider Employment Agreement.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest, other than Permitted Encumbrances.

         "Environmental Condition" is defined in Section 4.16(b).

         "Environmental Law" is defined in Section 4.16(b).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means First Union National Bank.

         "Escrow Agreement" means the Escrow Agreement among the Buyer, the Sellers and the Escrow Agent, in the form of Exhibit "C" hereto and entered into as of the Closing Date.

         "Escrow Funds" means the Escrowed Cash and the Escrowed Shares

         "Escrowed Cash" is defined in Section 2.1(b).

         "Escrowed Shares" is defined in Section 2.1(b).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Dates" is defined in Section 13.5.

         "First Claim Notice" is defined in Section 13.4(a).

         "First Income Determination" is defined in Section 2.2(c).

         "Fraud Claims" shall mean any and all claims based upon a willful, fraudulent or intentional misrepresentation or omission of Sellers, or any one of them, contained in this Agreement, any other agreement, instrument or document delivered to the Buying Parties in connection herewith.

         "GAAP" means generally accepted accounting principles.

         "Governmental Permits" is defined in Section 4.16(d).

         "Hazardous Substances" means (i) any gasoline, fuel oil or any other petroleum products, explosives, alcohols or chemical solvents or polychlorinated biphenyls, (ii) any substance, waste, material or product defined as hazardous, radioactive, extremely hazardous or toxic under any Environmental Law, and (iii) asbestos or asbestos-containing substances.

         "Immaterial Lease" is defined in Section 4.10.

         "Income Determination" is defined in Section 2.2(b).

         "Income Dispute Notice" is defined in Section 2.2(c).

         "Income Notice" is defined in Section 2.2(b).

         "Indemnified Party" is defined in Section 13.4.

         "Indemnified Buyer Party" is defined in Section 13.1.

         "Indemnified Seller Party" is defined in Section 13.2.

         "Indemnitor" is defined in Section 13.4(a).

         "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, franchises, know-how, inventions and other intellectual property.

         "Joinders" means the Joinders to the Registration Rights Agreement and the Joinders to the Stockholders' Agreement executed by Pamarco and each of the Sellers.

         "Joinder to Registration Rights Agreement" means the Joinder to the Registration Rights Agreement between Pamarco and each of the Sellers, in the form of Exhibit D hereto and entered into as of the date hereof.

         "Joinder to Stockholders' Agreement" means the Joinder to the Stockholders' Agreement between Pamarco and each of the Sellers, in the form of Exhibit E hereto and entered into as of the date hereof.

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Liquidated Claim Notice" is defined in Section 13.4(a).

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

         "Material Adverse Effect" means a material adverse effect on the Business, Assets, financial condition, results of operations, liquidity, products, competitive position, customers or customer relations of the Company.

         "Maximum Performance Target" means $1,870,237.

         "Minimum Performance Target" means $1,550,266.

         "Minor Contracts" is defined in Section 4.17(a).

         "Non-Covenant Claim" is defined in Section 13.4(c).

         "Non-Real Estate Leases" is defined in Section 4.10.

         "Old Armotek" means Armotek Industries, Inc., a New York corporation, which was merged into the Company on November 21, 1988.

         "ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

         "Pamarco" is defined above in the preamble.

         "Pamarco Common Stock" means the 6,667 shares of Pamarco's Class A Common Stock, par value $0.01 per share, being issued to the Sellers hereunder.

         "Pamarco Financial Statements" is defined in Section 5.6.

         "Patents" means all patents and patent applications.

         "Permitted Encumbrances" means, collectively, (a) those mortgages, liens, security interests, leases, licenses, claims, charges, pledges, equities, options, conditional sales contracts, easements, rights-of-way, covenants, conditions, restrictions or other encumbrances of any nature whatsoever against the Assets of the Company as set forth on Schedule 4.7, (b) restrictions contained within the terms and provisions of any Non-Real Estate Lease and any Real Estate Lease; (c) unrecorded easements, rights-of-way and covenants, which do not individually or in the aggregate materially and adversely interfere with the present operations of any entity occupying or using such real property; (d) easements, encumbrances, rights-of-way, covenants and restrictions of record disclosed in the Title Report dated March 22, 1991 prepared by Continental Title Insurance Company, which do not materially and adversely interfere with the present operations of any Person occupying or using such real property; and (e) liens, if any, for taxes and water and sewer rents not delinquent.

         "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

         "Pre-Tax Income" is defined in Section 2.2(d).

         "Prime Rate" means the prime lending rate as announced from time to time in The Wall Street Journal.

         "Purchase Price" is defined in Section 2.1(a).

         "Real Property" is defined in Section 4.8.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 25, 1994, among Pamarco and certain of its stockholders, as it may be amended from time to time.

         "Regulation" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

         "Required Consents" is defined in Section 4.4.

         "Response Period" is defined in Section 13.4.

         "Restricted Party" is defined in Section 12.1.

         "Restricted Period" is defined in Section 12.1.

         "Restricted Territory" is defined in Section 12.1.

         "Richmond Project" means the potential establishment by the Company of a separate operating facility in the Richmond, Virginia area.

         "Schneider Employment Agreement" means the Employment Agreement between Armotek and E. Hugh Schneider, in the form of Exhibit "B" hereto and entered into as of the Closing Date.

         "Second Firm" is defined in Section 2.2(c).

         "Second Income Determination" is defined in Section 2.2(c).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Sellers" is defined above in the preamble.

         "Sellers' Non-Covenant Indemnification Obligations" is defined in
Section 11.2(a).

         "Shares" is defined in Section 2.1.

         "Stockholders' Agreement" means the Stockholders' Agreement, dated as of July 25, 1994, among the Buyer and certain of its stockholders, as it may be amended from time to time.

         "Subchapter S Income" is defined in Section 6.1.

         "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         "Transaction Documents" means, collectively, this Agreement, the Escrow Agreement, the Employment Agreements and the Joinders.

         "Transactions" means, collectively, the purchase and sale of the Shares and the other transactions contemplated by the Transaction Documents.

         "Unliquidated Claim" is defined in Section 13.4(a).

2.       Purchase and Sale of Shares.
         ----------------------------

         2.1 PURCHASE PRICE; SHARES.

                  (a) At the Closing, the Buyer shall buy from the Sellers, and the Sellers shall sell to the Buyer, all of the issued and outstanding shares of Armotek Common Stock (the "Shares") for an aggregate purchase price (the "Purchase Price") equal to the sum of (i) $1,100,000 in cash, plus interest thereon from the date hereof through the Closing Date at the Deal Rate, (ii) the Pamarco Common Stock and (iii) the Contingent Purchase Price.

                  (b) The Buyer shall pay the Purchase Price to the Sellers as set forth below:

                            (i) at the Closing, the Buyer shall pay by a wire
transfer of immediately available funds (A) $449,379 to Andersen (plus interest thereon from the date hereof through the Closing Date at the Deal Rate) and $400,621 to Schneider (plus interest thereon from the date hereof through the Closing Date at the Deal Rate) and (B) $250,000 to the Escrow Agent (plus interest thereon from the date hereof through the Closing Date at the Deal Rate) in accordance with the Escrow Agreement (the "Escrowed Cash").

                            (ii) at the Closing, the Buyer shall issue to
Andersen a stock certificate for 3,525 shares of Pamarco Common Stock and a stock certificate to Schneider for 3,142 shares of Pamarco Common Stock; provided, however, that both certificates, along with duly executed stock powers endorsed in blank by the Sellers, shall be delivered at the Closing to the Escrow Agent in accordance with the Escrow Agreement (the "Escrowed Shares").

                            (iii) if the Company meets or exceeds the Minimum
Performance Target (as specified in Section 2.2(a) below), the Buyer shall pay the Sellers the Contingent Purchase Price in accordance with the following percentages, which percentages reflect their record ownership of the Shares:
52.86812% of the Contingent Purchase Price shall be paid to Andersen and 47.13188% of the Contingent Purchase Price shall be paid to Schneider.

         2.2 CONTINGENT PURCHASE PRICE.

                  (a) The term "Contingent Purchase Price" means the cash payment specified below in this Section 2.2(a). The Buyer shall pay the Contingent Purchase Price to the Sellers if the aggregate Pre-Tax Income of the Core Business during the period beginning on April 15, 1996 and ending on December 31, 1998 (referred to herein as the "Earnings Period") shall be at least equal to the Minimum Performance Target. It is the intent of the parties that (so long as the Minimum Performance Target shall be achieved) the amount of the Contingent Purchase Price cannot be less than $200,000 in the aggregate nor more than $800,000 in the aggregate, and it is the further intent of the parties that if the actual Pre-Tax Income of the Core Business shall exceed the Maximum Performance Target, the Sellers shall get no credit for, or Contingent Purchase Price payment in connection with, the amount by which the actual Pre-Tax Income of the Core Business exceeds the Maximum Performance Target. The Buyer shall pay by a wire transfer of immediately available funds any Contingent Purchase Price due to the Sellers in three equal installments on June 30 of 1999, 2000 and 2001. The Contingent Purchase Price shall be determined and paid in accordance with the following schedule:


                  Pre-Tax Income                  Contingent Purchase Price
                  --------------                  -------------------------

                  less than $1,550,266                      $0

                  $1,550,266 or more, but                $200,000
                  less than $1,603,594

                  $1,603,594 or more, but                $300,000
                  less than $1,656,923


                  $1,656,923 or more, but                $400,000
                  less than $1,710,251



                  $1,710,251 or more, but              $500,000
                  less than $1,763,580

                  $1,763,580 or more, but              $600,000
                  less than $1,816,909

                  $1,816,909 or more, but              $700,000
                  less than $1,870,237

                  $1,870,237 or more                   $800,000


                  (b) The Buyer shall calculate and cause its independent accountants to report on the Pre-Tax Income of the Core Business (each an "Income Determination") within 90 days after each of the following dates: (i) December 31, 1996; December 31, 1997; and December 31, 1998. Within 20 days after completion of each Income Determination, the Buyer shall give the Sellers a notice (the "Income Notice"), which shall contain appropriate information and details with respect to the results of the Income Determination together with access to all work papers and all other supporting accounting documents.

                  (c) The Sellers may dispute any Income Determination in the following manner. Within 30 days after the Buyer gives the Income Notice, the Sellers shall give the Buyer notice of its disagreement with the Income Determination (the "Income Dispute Notice"), and such notice shall specify in detail the nature of the disagreement. During the 20 days after the day on which the Income Dispute Notice is given, the Sellers and the Buyer shall attempt to resolve such dispute. If they fail to reach a written agreement regarding the dispute, the Sellers shall refer the matter to a firm of certified independent accountants (the "Second Firm") that is different from the firm that initially prepared the Income Determination, and request the Second Firm to also determine the Pre-Tax Income of the Core Business for the Earnings Period (the "Second Income Determination") within the 30 days after such 20-day period. The Sellers shall give the Buyer prompt notice of the results of the Second Income Determination. The average of the Income Determination prepared by the first firm of accountants (the "First Income Determination") and of the Second Income Determination shall be the final and binding Income Determination for the purposes of determining whether the Buyer shall be obligated to pay the Sellers any Contingent Purchase Price. The Sellers shall pay the fees and expenses of the Second Firm with respect to the Second Income Determination.

                  (d) "Pre-Tax Income" means income for the year or 12-month period in question determined in accordance with GAAP applied on a consistent basis without taking into account any of the following items: (i) deductions or accruals for any Federal, state or local income taxes; (ii) net operating loss carryforwards or carrybacks; (iii) interest expense incurred by the Company on indebtedness for money borrowed (other than borrowings under revolving credit facilities used to finance working capital needs of the Company) in excess of the principal amount of $1,500,000, (iv) any decrease in depreciation expense in excess of any decrease set forth in the Company's Annual Depreciation Expense Schedule; provided, however, that any increase in depreciation resulting from purchases by the Company of depreciable assets on or after the date hereof shall not be excluded from the calculation of "Pre-Tax Income," (v) any income or loss resulting from any other business that may be acquired by or combined with the Core Business by means of a merger or a purchase; (vi) any change in GAAP in comparison to those in effect on the Closing Date; and (vii) any items that would be considered extraordinary items under GAAP. It is recognized by the parties that the Buying Parties may, during the Earnings Period, desire to merge the Company into another entity or to cause one or more entities to be acquired by, or merged into, the Company. The Buying Parties may cause the Company to participate in such transactions and if the Core Business is thus operated as a division of a corporation or business entity other than the Company, or, if the Company acquires by merger or otherwise, one or more businesses, then the determination of the Pre-Tax Income shall include such adjustments as are deemed appropriate so that the Pre-Tax Income would be as close as possible to the Pre-Tax Income that would have existed if the Core Business were operated as a separate corporation, which did not acquire, by merger or otherwise, one or more businesses.

                  (e) To ensure an accurate determination of Pre-Tax Income, the Buyer shall conduct the Core Business during the Earnings Period substantially as it was conducted by Sellers immediately prior to the Closing Date.

                  (f) Notwithstanding any other provision in this Agreement, upon the occurrence of an Armotek Change of Control, the maximum Contingent Purchase Price shall be deemed to be due to the Sellers and the Buyer shall, within 30 days after the Armotek Change of Control, pay by a wire transfer of immediately available funds $422,945 to Andersen and $377,055 to Schneider. Upon receipt of the payments set forth in this Section 2.2(f), Andersen and Schneider shall have no rights to any further payments under Section 2.2.

         2.3 ESCROW ACCOUNT. At the Closing, the Sellers and the Buyer shall enter into the Escrow Agreement with the Escrow Agent under which the Escrow Agent shall hold the Escrow Funds for possible claims against the Sellers under
Section 13.

3.       Closing.
         --------

         3.1 LOCATION, DATE. The closing for the Transactions (the "Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP, in Philadelphia, Pennsylvania, at 10:00 a.m. on April 15, 1996, or on such later date as the parties may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

         3.2      DELIVERIES.  At the Closing,

                  (a) the Buyer shall pay the Purchase Price to the Sellers as provided in clauses (i) and (ii) of Section 2.1(b);

                  (b) the Sellers shall deliver to the Buyer certificates for the Shares, either duly endorsed for transfer to the Buyer or accompanied by appropriate stock powers;

                  (c) the Sellers and the Buyer shall cause the Company to issue to the Buyer new certificates for the Shares, in due and proper form and registered in the name of the Buyer; and

                  (d) the parties shall also deliver to each other the agreements, legal opinions and other documents and instruments specified in Sections 10 and 11.

4.       Representations and Warranties of the Sellers.

         The Sellers hereby represent and warrant to the Buying Parties as follows:

         4.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws under which it was incorporated and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of the Company that have been delivered to the Buyer are effective under applicable Regulations and are current, correct and complete.

         4.2 AUTHORIZATION. The Company has the requisite power and authority to own its property and carry on the Business as currently conducted.

         4.3 ENFORCEABILITY. Each Seller has duly executed and delivered each Transaction Document to which he or it is a party, and each such Transaction Document constitutes a valid and binding obligation of such Seller, enforceable against the Seller in accordance with its terms.

         4.4 CONSENTS AND APPROVALS. Except for the consents specified on
SCHEDULE 4.4 (the "Required Consents"), neither the execution and delivery by each Seller of the Transaction Documents to which it is a party, nor the performance of the Transactions to be performed by such Seller, will require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Regulation or Court Order to which any Seller or the Company is subject, (b) the Charter Documents or bylaws of the Company or
(c) any Contract, Government

Permit or other document to which any Seller or the Company is a party or by which the properties or other assets of any Seller or the Company may be subject.

         4.5 CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of the Company consists of 50,000 shares of Armotek Common Stock, 26,167 shares of which are issued and outstanding. Andersen and Schneider are the sole record and beneficial owners, respectively, of 13,834 and 12,333 shares of Armotek Common Stock. The Shares being transferred to the Buyer hereunder comprise all of such issued and outstanding shares of the Company. Except for the Armotek Shareholders' Agreement, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. All of the Shares are duly and validly authorized and issued, fully paid and non-assessable. The Company complied with all applicable Regulations in connection with the issuance of the Shares, and none of the Shares were issued in violation of any Contract binding upon the Company. Upon completion of the Transactions at the Closing, the Buyer shall receive valid title to all of the Shares, free and clear of all Encumbrances.

         4.6 FINANCIAL STATEMENTS. The Sellers have delivered to the Buyer correct and complete copies of the unaudited monthly financial statement of the Company for the month ended January 31, 1996 and the related statements of income for the period then ended. The Sellers have also delivered to the Buyer correct and complete copies of financial statements consisting of a balance sheet of the Company as of December 31, 1992, 1993, 1994 and 1995 and the related statements of income, retained earnings and cash flows for the years then ended, all of which have been audited by Ernst & Young LLP (the "Audited Financial Statements"). All such unaudited financial statements and the Audited Financial Statements and all notes thereto are referred to herein collectively as the "Company Financial Statements." The Company Financial Statements are consistent with the books and records of the Company, and there have not been any material transactions completed on or before the date of the most recent Company Financial Statements that have not been recorded in the accounting records underlying such Company Financial Statements. The Company Financial Statements have been prepared in accordance with GAAP consistently applied (subject in the case of the unaudited statements to year-end adjustments and the absence of notes to the financial statements) and present accurately the financial position and assets and liabilities of the Company as of the dates thereof, and the results of its operations for the periods then ended. The balance sheet of the Company as of December 31, 1995 that is included in the Company Financial Statements is referred to herein as the "Company Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

         4.7 TITLE TO ASSETS AND RELATED MATTERS. The Company has good and marketable title to, or valid leasehold interests in, all of its Assets (including the Real Property identified in Section 4.8), free from any Encumbrances except those specified on SCHEDULE 4.7. The use of the Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Real Property and tangible personal property (other than inventory) of the Company are suitable for the purposes for which they are used, in good working condition and reasonable repair, free from any known defects.

         4.8 REAL PROPERTY. SCHEDULE 4.8 describes all real estate owned by the Company used in the operation of the Business as well as any other real estate that is in the possession of or leased by the Company (collectively, the "Real Property"), and lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). SCHEDULE 4.8 also describes any other real estate previously owned, leased or otherwise operated by the Company Group since March 1, 1976 and the time periods of any such ownership, lease or operation. The Real Property is zoned industrial. The Company has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property.

         4.9 CERTAIN PERSONAL PROPERTY. The Company has delivered to the Buyer a complete schedule of major fixed assets, describing and specifying the location of all major items of tangible personal property that were included in the Company Balance Sheet. Since the Balance Sheet Date, the Company has not acquired any items of tangible personal property that have, in each case, a carrying value in excess of $50,000, or an aggregate carrying value of $100,000. All of such personal property (a) is in operating condition, reasonable wear and tear excepted, (b) is usable in the ordinary course of business and (c) conforms in all material respects with any applicable Regulations relating to its construction, use and operation. Except for those items subject to the Non-Real Estate Leases (defined below), no Person other than the Company owns any vehicles, equipment or other tangible Assets located on the Real Property that are used by the Company in the Business (other than immaterial items of personal property owned by the Company's employees) or that are necessary for the operation of the Business.

         4.10 NON-REAL ESTATE LEASES. SCHEDULE 4.10 lists all assets and property (other than Real Property) that are being used in the operation of the Business and that are possessed by the Company under an existing lease, including all trucks, automobiles, forklifts, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $25,000 (each, an "Immaterial Lease"). SCHEDULE 4.10 also lists the leases under which such assets and property listed on SCHEDULE 4.10 are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Non-Real Estate Leases."

         4.11 ACCOUNTS RECEIVABLE. The accounts receivable of the Company are bona fide accounts receivable created in the ordinary course of business and are good and collectible (net of the reserve for doubtful accounts included in the Company Balance Sheet) at the aggregate recorded amounts thereof.

         4.12 INVENTORY. All inventory of the Company consists of items saleable in the ordinary course, and the aggregate market value of the inventory included in the Company Balance Sheet is at least equal to the value specified therefor in the Company Balance Sheet. The inventory records for the Company that have been delivered to the Buyer are accurate with respect to the data contained therein.

         4.13 LIABILITIES. Except as disclosed on SCHEDULE 4.13, the Company does not have any Liabilities, and none of the Assets of the Company is subject to any Liabilities, except (a) as specifically disclosed on the Company Balance Sheet (except as heretofore paid or discharged), (b) Liabilities incurred in the ordinary course since the date thereof that are not in the aggregate materially adverse to the Company, or (c) Liabilities of the Company under any Contracts specifically disclosed on any Schedule (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Company Balance Sheet.

         4.14 TAXES. The Company has duly filed all foreign, federal, state, local and other tax returns that are required to be filed and that were due prior to the Closing Date, and has paid, or made provision in its financial statements for the payment of, all material taxes and assessments shown as being due pursuant to such returns or pursuant to any assessment received. All taxes and other assessments and levies that the Company has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment. There are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of additional taxes of any kind for any period for which returns have or should have been filed.

         4.15 SUBSIDIARIES. The Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

         4.16 LEGAL PROCEEDINGS AND COMPLIANCE WITH LAW.

                  (a) Except as disclosed on SCHEDULE 4.16, there is no Litigation that is pending or, to any Seller's knowledge, overtly threatened against or related to the Company Group. Except for (i) items disclosed on
SCHEDULE 4.16, (ii) Defaults that have been cured and (iii) other Defaults that would not, in the aggregate, have a Material Adverse Effect, there has been no Default since March 1, 1986 under any Regulations applicable to the Company Group, including Regulations relating to pollution or protection of the environment, and since March 1, 1986 no member of the Company Group has received any notices from any governmental entity regarding any alleged Defaults under any Regulations. There has been no Default with respect to any Court Order applicable to the Company.

                  (b) Without limiting the generality of Section 4.16(a), except as described on SCHEDULE 4.16, there has not been any Environmental Condition (defined below) (i) at the premises at which the business and operations of the Company Group has been conducted since March 1, 1976, (ii) at any property owned, leased or operated at any time by the Company Group, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of any of the foregoing, nor has any member of the Company Group received written notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, resulting from Company Group operations since March 1, 1976, at or relating to any such property or premises that imposes or threatens to subject the Company Group to any liability for (i) the abatement or correction under an Environmental Law (defined below), (ii) any civil or criminal liability under an Environmental Law, or (iii) a public or private nuisance. "Environmental Law" means all Regulations and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a party may be held liable for the release or discharge of any materials into the environment.

                  (c) The Company has delivered to, or made available for inspection by, the Buyer correct and complete copies of any written reports, studies or assessments in the possession or control of any Seller or the Company that relates to any Environmental Condition.

                  (d) Except in those cases where the failure would not have a Material Adverse Effect and except as otherwise disclosed, (i) the Company has obtained and is in compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations (the "Governmental Permits"), all of which are listed in SCHEDULE 4.16 along with their respective expiration dates, that are required for the complete operation of the Business of the Company as currently operated, (ii) all of the Governmental Permits are currently valid and in full force and (iii) the Company has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To any Seller's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

         4.17 CONTRACTS.

                  (a) SCHEDULE 4.17 lists each Contract of the following types to which the Company is a party, or by which it is bound, as of the date hereof, except for any Contract that may be terminated by the Company on not more than 30 days' notice without any Liability and any Contract under which the executory obligation of the Company involves an amount of less than $10,000 (such excepted Contracts are referred to collectively as "Minor Contracts"):

                           (i) Contracts with any present or former stockholder,
                  director, officer, employee, partner or consultant of the Company or any Affiliate thereof, including any loans by any such party to the Company and any guarantees by any such party of any obligations of the Company;

                           (ii) Contracts for the future purchase of, or payment
                  for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $50,000 in any individual case, or any Contracts for the sale of inventory or products that involve an amount in excess of $50,000 with respect to any one supplier or other party;

                           (iii) Contracts to sell or supply products or to
                  perform services that involve an amount in excess of $50,000 in any individual case;

                           (iv) Contracts to lease to or to operate for any
                  other party any Asset that involve an amount in excess of $25,000 in any individual case (other than Real Estate Leases and Non-Real Estate Leases identified on other SCHEDULES);

                           (v) Any notes, debentures, bonds, conditional sale
                  agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from the Sellers or any officers, directors, partners, stockholders or Affiliates of the Company or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                           (vi) Any Contracts under which any Encumbrances exist
                  with respect to any Assets; and

                           (vii) Any other Contracts (other than Minor Contracts
                  and those described in any of (i) through (vi) above) not made in the ordinary course of business.

                  (b) The Company is not in Default under any Contract (including any Real Estate Leases and Non-Real Estate Leases). The Company has not received any communication from, or given any communication to, any other party indicating that the Company or such other party, as the case may be, is in Default under any Contract where such Default could have a Material Adverse Effect. To the knowledge of any Seller, none of the other parties in any such Contract to which the Company is a party is in Default thereunder.

         4.18 INSURANCE. SCHEDULE 4.18 lists all policies or binders of insurance held by or on behalf of the Company or relating to the Business or Assets of the Company, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder (other than pending claims with respect to health insurance policies maintained by the Company). There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company.

         4.19 INTELLECTUAL PROPERTY AND SOFTWARE PRODUCTS.

                  (a) The Company currently does not use nor has the Company previously used in the operation of its Business (including in the development or marketing of products and services) any Copyrights, Patents or Trademarks except for those listed on SCHEDULE 4.19. The Company owns or has the lawful right to use all Intellectual Property that is used in the operation of the Business in the ordinary course or otherwise. All of the Intellectual Property listed on SCHEDULE 4.19 is owned by the Company free and clear of any Encumbrances, or used pursuant to an agreement that is described on SCHEDULE
4.19. The Company does not infringe upon or unlawfully or wrongfully uses any Intellectual Property rights owned or claimed by another Person. The Company is not in Default, nor has the Company received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. No current or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

                  (b) To any Seller's knowledge, (i) none of the Confidential Information pertaining to the Company has been used, disclosed or appropriated
(A) for the benefit of any Person other than the Company or a customer thereof or (B) otherwise to the detriment of the Company, except where such use, disclosure or appropriation would not, in the aggregate, have a Material Adverse Effect, (ii) none of such employees or consultants of the Company is subject to any contractual or legal restrictions that might interfere with the use of his best efforts to promote the interests of the Company, (iii) no employee or consultant of the Company has used any other Person's trade secrets or other information that is confidential in the course of his or her work for the Company, and (iv) no employee or consultant of the Company is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any confidentiality agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

         4.20 EMPLOYEE RELATIONS. Except as described on SCHEDULE 4.20, the Company is not (a) a party to any collective bargaining agreement, (b) a party to, involved in or, to any Seller's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (c) currently negotiating any collective bargaining agreement. The Company has not experienced any work stoppage during the last three years. The Seller has delivered to the Buyer a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of the Company whose total cash compensation for 1995 exceeded, or whose total compensation for 1996 is expected to exceed, $50,000.

         4.21 ERISA.

                  (a) SCHEDULE 4.21 contains a complete list of all Benefit Plans sponsored or maintained by the Company or under which the Company may be obligated. The Seller has delivered to the Buyer (i) accurate and complete copies of all Benefit Plan documents and all other material documents relating thereto, including all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared, (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years and (v) any written communications made to employees within the last three years regarding the amount of any employer contribution to be made under any Benefit Plan. There has been no material change in the funding status or financial condition of any of the Benefit Plans since the date of the most recent statements or reports provided to the Buyer pursuant to the preceding sentence. Each Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan on SCHEDULE 4.21.

                  (b) All Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans or otherwise, that could subject the Company to any material penalty or tax imposed under the Code or ERISA.

                  (c) Except as provided in SCHEDULE 4.21, any Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified under the Code as currently in effect, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

                  (d) Except as set forth on SCHEDULE 4.21, the Company does not maintain, contribute to or have any current or contingent obligation or liability with respect to any defined benefit plan subject to Title IV of ERISA or any multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to the Benefit Plans. For purposes of this Section 4.21(d), the term "Company" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in
Section 414(m) of the Code) that includes the Company and any other entity required to be aggregated with the Company pursuant to the regulations issued under Section 414(o) of the Code.

                  (e) There are no pending or, to the knowledge of any Seller, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to the knowledge of any Seller, any basis for such claim. The Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  (f) The Company has made all required payments and contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums on a timely basis.

                  (g) With respect to each Benefit Plan that is a defined benefit plan, there has been no reportable event (as defined in Section 4043 of ERISA) and there will be no reportable event as a result of the Transactions, nor an event described in Section 4062(c) of ERISA. The Company would not have any liability under Title IV of ERISA if any Benefit Plan that is a defined benefit plan were terminated as of the Closing Date and the Company has not incurred any withdrawal liability, nor does the Company have any contingent withdrawal liability with respect to any multiemployer plan under ERISA. No event has occurred which will result in liability under Section 302 of Title IV of ERISA or Section 412 of the Code in connection with any defined benefit plan established, maintained or contributed to (currently or previously) by the Company or any other entity, whether or not incorporated which, together with the Company, would be deemed a "single employer" within the meaning of Section 4001 of ERISA. The

Company has not incurred any liability to the PBGC (or any successor thereto), including any liability under Sections 4063 or 4064 of ERISA.

                  (h) With respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified on
SCHEDULE 4.21, no Benefit Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

                  (i) The consummation of the transactions contemplated by this Agreement will not (in and of themselves) (i) entitle any employee to severance pay, unemployment compensation or any other payment; (ii) accelerate the time of payment or vesting, or increase the amount of contribution due to any such employee; or (iii) result in any liability under Title IV of ERISA.

         4.22 CORPORATE RECORDS. The minute book of the Company contains complete, correct and current copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record book of the Company is complete, correct and current.

         4.23 ABSENCE OF CERTAIN CHANGES. Except as specified on SCHEDULE 4.23 and as otherwise contemplated by this Agreement, since the Balance Sheet Date, the Company has conducted its Business in the ordinary course and there has not been with respect to the Company:

                  (a) any material adverse change in its Business or Liabilities;

                  (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

                  (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement, other than those in the ordinary course of business;

                  (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

                  (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

                  (f)      any payments to any Affiliate of the Company.

         4.24 PREVIOUS SALES; WARRANTIES. All goods sold or distributed and all services performed by the Company were of merchantable quality, and the Company has not breached any express or implied warranties in connection with the sale or distribution of such goods where the aggregate effect of all such breaches could have a Material Adverse Effect.

         4.25 CUSTOMERS AND SUPPLIERS. The Company has used its reasonable business efforts to maintain, and currently maintains, good working relationships with all of its customers and suppliers. SCHEDULE 4.25 contains a list of the names of each of the ten customers that, in the aggregate, for the four years ending December 31, 1992, 1993, 1994 and 1995, were the largest dollar volume customers of products or services, or both, sold by the Company. Except as specified on SCHEDULE 4.25, none of such customers has given the Company notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company. SCHEDULE 4.25 also contains a list of the ten suppliers that, in the aggregate, for the year ending December 31, 1995 were the largest dollar volume suppliers of supplies used by the Company. None of such suppliers has given the Company notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company.

         4.26 FINDER'S FEES. No Person retained by any Seller or the Company is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         4.27 ADDITIONAL INFORMATION. SCHEDULE 4.27 accurately lists the following:

                  (a) the names of all officers and directors of the Company as of immediately prior to the Closing;

                  (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

                  (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

                  (d) the names of any Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

                  (e) all names under which the Company has conducted any Business or which it has otherwise used at any time during the past five years.

         4.28 PAMARCO COMMON STOCK

                  (a) The Sellers are receiving the Pamarco Common Stock solely for investment purposes, with no present intention of distributing or reselling any of the Pamarco Common Stock or any interest therein. The Sellers acknowledge that the Pamarco Common Stock has not been registered under the Securities Act.

                  (b) The Sellers are aware of the applicable limitations under the Securities Act and the Stockholders' Agreement relating to a subsequent sale, transfer, pledge, mortgage, hypothecation, gift, assignment or other encumbrance of the Pamarco Common Stock. The Sellers further acknowledge that the Pamarco Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

                  (c) The Sellers will not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the Pamarco Common Stock unless the Pamarco Common Stock is registered under the Securities Act or the Buying Parties are given an opinion of counsel (which may be an opinion of counsel to the Buying Parties), acceptable to the Buying Parties, that such registration is not required under the Securities Act.

                  (d) The Sellers realize that there is no public market for the Pamarco Common Stock, that no market may ever develop for it, and that it has not been approved or disapproved by the Securities and Exchange Commission or any governmental agency.

                  (e) The Sellers acknowledge that the Buying Parties have provided them with adequate access to financial and other information concerning Pamarco and the Pamarco Common Stock, and that the Sellers have had the opportunity to ask questions of and receive answers from the Buying Parties concerning the Pamarco Common Stock and to obtain therefrom any additional information necessary to make an informed decision regarding the acquisition of the Pamarco Common Stock.

                  (f) The Sellers represent that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the acquisition of the Pamarco Common Stock.

                  (g) The Sellers realize that the Buying Parties are relying on the validity of the Sellers' representations and agreements contained herein and in the other Transaction Documents in issuing the Pamarco Common Stock to them without registration under the Securities Act.

                  (h) The Sellers are each an "accredited investor" as that term is defined in Regulation D under the Securities Act.

         4.29 ACCURACY OF INFORMATION. No representation or warranty by any Seller in any Transaction Document, and no information contained therein, including the Financial Statements and the due diligence materials given to the Buying Parties, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

5.       Representations and Warranties of the Buying Parties.
         -----------------------------------------------------

         The Buying Parties hereby represent and warrant to the Sellers as follows:

         5.1 CORPORATE. Each Buying Party is a corporation, duly organized, validly existing and in good standing under the laws under which it was incorporated.

         5.2 AUTHORIZATION. Each Buying Party has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by such Buying Party have been duly authorized by all necessary corporate action.

         5.3 ENFORCEABILITY. The Transaction Documents to which any Buying Party is a party constitute valid and binding obligations of such Buying Party, enforceable against such Buying Party in accordance with their terms.

         5.4 CONSENTS AND APPROVALS. Neither the execution and delivery by any Buying Party of the Transaction Documents to which it is a party, nor the performance of the Transactions by any Buying Party, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which any Buying Party is subject, (b) the Charter Documents or bylaws of any Buying Party or (c) any Contract, Government Permit or other document to which any Buying Party is a party or by which the properties or other assets of such may be subject.

         5.5 CAPITALIZATION AND STOCK OWNERSHIP. Attached hereto as Exhibit F is a correct and complete copy of Pamarco's Certificate of Incorporation, as amended. The total authorized capital stock of Pamarco consists of 3,000,000 shares of Class A Common Stock, par value $0.01 per share, 934,595 shares of which are issued and outstanding (excluding the Pamarco Common Stock); 500,000 shares of Class B Common Stock, par value $0.01 per share, 379,225 shares of which are issued and outstanding; 100,000 shares of Class C Common Stock, par value $0.01 per share, none of which is issued and outstanding; and 100,000 shares of Preferred Stock, par value $0.01 per share, none of which is issued and outstanding. Except for (a) options granted to certain officers of the Buying Parties for the purchase of an aggregate of up to 127,000 shares of Class A Common Stock, (b) an option to purchase up to 25,000 shares of Class A Common Stock granted in January of 1995 to Ashcon, Inc. in connection with the Dauphin Graphics Machines, Inc. acquisition, (c) the right of the holders of shares of Class B Common Stock to convert such shares at any time into an equal number of shares of Class A Common Stock, and (d) the right of the holders of shares of Class C Common Stock to convert such shares into an equal number of shares of Class A Common Stock upon the occurrence of certain events described in Pamarco's Certificate of Incorporation, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Pamarco. All of the shares of capital stock of Pamarco that are issued and outstanding are duly and validly authorized and issued, fully paid and non-assessable. All of the issued and outstanding capital stock of Buyer is owned of record and beneficially by Pamarco. The Pamarco Common Stock to be issued to the Sellers at the Closing will be duly authorized, validly issued, fully paid and non-assessable.

         5.6 FINANCIAL STATEMENTS. The Buyer has delivered to the Sellers correct and complete copies of consolidated financial statements consisting of a balance sheet of Pamarco as of December 31, 1994 and 1995, and the related consolidated statements of income, retained earnings and cash flows for the years then ended. The financial statements as of and for the year ended December 31, 1994 have been audited by Deloitte & Touche LLP. All of such audited and unaudited financial statements, together with the notes to the audited financial statements, are referred to herein as the "Pamarco Financial Statements." The Pamarco Financial Statements are consistent with the books and records of Pamarco, and there have not been any material transactions completed on or before the date of the most recent Pamarco Financial Statements that have not been recorded in the accounting records underlying such Pamarco Financial Statements. The Pamarco Financial Statements have been prepared in accordance with GAAP consistently applied (subject in the case of the unaudited statements to year-end adjustments and the absence of notes to the financial statements) and present accurately the financial position and assets and liabilities of Pamarco as of the dates thereof, and the results of its operations for the periods then ended.

         5.7 NO ADVERSE CHANGES. Since December 31, 1995, there have been no material adverse changes in the financial position, results of operations, business, assets or properties of the Buying Parties, except as disclosed in the financial statements referred to in Section 5.6 above.

         5.8 LEGAL PROCEEDINGS. There is no Litigation pending, or to the knowledge of the Buying Parties, threatened against or affecting the Buying Parties which seeks to enjoin or obtain damages with respect to the Transactions.

         5.9 STOCKHOLDER'S AGREEMENT. The copy of the Stockholder's Agreement attached to the Joinder to Stockholder's Agreement is a correct and complete copy of the Stockholder's Agreement, including all amendments thereof. SCHEDULE
5.9 is a correct and complete list of all of the stockholders of record of Pamarco and the amount of shares owned by each. All such stockholders are parties to the Stockholder's Agreement and the Registration Rights Agreement.

         5.10 REGISTRATION RIGHTS AGREEMENT. The copy of the Registration Rights Agreement attached to the Joinder to Registration Rights Agreement is a correct and complete copy of the Registration Rights Agreement, including all amendments thereof.

         5.11 FINDER'S FEES. No Person retained by the Buying Parties is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

         5.12 ACCURACY OF INFORMATION. No representation or warranty by the Buying Parties in any Transaction Document, and no information contained therein or otherwise delivered to any Seller or in connection with the Transactions, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

6.       Payment of Tax Liabilities.
         ---------------------------

         6.1 SUBCHAPTER S INCOME. For the purposes of this Agreement, "Subchapter S Income" means the income of the Company that is required to be included in the income of the Sellers under the "pass through" rules for "S" corporations under Section 1366 of the Code.

         6.2 1996 TAX LIABILITIES. The Buyer shall pay to the Sellers within 60 days of the Closing Date as additional compensation for the period prior to the Closing Date an aggregate amount equal to 47.7% (allocated 52.86812% to Andersen and 47.13188% to Schneider, which percentages reflect their record ownership of the Shares) of the Company's Subchapter S Income to account for their respective liabilities for federal and state income taxes (other than any interest or penalties) with respect to the Subchapter S Income for the period from January 1, 1996 through the Closing Date (the "1996 Closing Tax Payments"). In computing the payment to be made under this Section 6.2, there shall be first deducted from the 1996 Closing Tax Payment otherwise payable to a Seller any compensation made to such Seller during or with respect to the period from January 1, 1996 through the Closing Date in excess of the following aggregate amounts, which aggregate amounts shall be defined as the "1996 Compensation":

                  Andersen                           Schneider
                  --------                           ---------
                  $66,643.48                        $56,002.01

         If a Seller's 1996 Closing Tax Payment minus all compensation paid in excess of such Seller's 1996 Compensation results in a negative number, the Sellers shall pay such negative amount to the Buyer in immediately available funds.

7.       Covenants of the Sellers.
         -------------------------

         From the date hereof through the Closing Date:

         7.1 OPERATION OF THE BUSINESS.

                  (a) The Sellers shall conduct the Business solely in the ordinary course, and refrain from the following actions in furtherance of and in addition to such restriction: merging or consolidating with, or acquiring all or substantially all of, or otherwise acquiring any business operations of, any corporation, partnership, proprietorship or other business organization; selling or otherwise disposing of any Assets except for sales and other dispositions in the ordinary course; entering into any Contract or otherwise incurring any Liability, even if in the ordinary course, if the Company's executory obligation in any such individual case, or series of related cases, would (i) exceed $100,000 or (ii) cause the sum of all such executory obligations to exceed $200,000 in the aggregate; discharging or satisfying any Encumbrance or paying or satisfying any material

Liability except pursuant to the terms thereof or compromising, settling or otherwise modifying any material claim or litigation; or making any capital expenditure involving in any individual case, or series of related cases, an amount that would cause the sum of all such capital expenditures to exceed $50,000 in the aggregate.

                  (b) Neither the Sellers nor the Company shall take any actions or enter into any agreements with respect to the Richmond Project unless such actions or agreements have been approved in advance in writing by the Buyer.

         7.2 ACCESS. The Sellers shall give the Buying Parties and their accountants, counsel and other representatives full access, without unreasonably interfering with business operations in the ordinary course, to all properties, books, Contracts and records of the Company and furnish to the Buying Parties copies of all such documents, records and information as the Buying Parties shall from time to time reasonably request.

         7.3 UNAUDITED FINANCIAL STATEMENTS. The Sellers shall deliver to the Buying Parties as soon as practicable unaudited financial statements of the Company as of the end of each month after January 1996 that precedes the Closing and for the period then ended.

         7.4 MAINTENANCE OF THE ASSETS. The Sellers shall continue to maintain and service the Assets consistent with past practice. Except for sales in the ordinary course of business, the Company shall not, directly or indirectly, sell or encumber all or any part of the Assets, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         7.5 EMPLOYEES AND BUSINESS RELATIONS. The Sellers shall use commercially reasonable efforts (consistent with past practice) to keep available the services of the Company's current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

         7.6 LITIGATION DURING INTERIM PERIOD. The Sellers shall promptly advise the Buying Parties in writing of the threat or commencement of any Litigation against or involving the Business or the Assets.

         7.7 NO OTHER NEGOTIATIONS. The Sellers shall not (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for,
(b) continue, propose or enter into any negotiations or discussions looking toward or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of the Company or of any part of the Assets or the Business, other than as contemplated or authorized hereby, nor shall any Seller provide any information to any Person (other than as contemplated by Section 7.2) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Each Seller shall immediately notify the Buying Parties of any such inquiries or proposals or requests for information for such purpose. Each Seller shall cause its agents and representatives and the directors, officers and employees of the Company to comply with the provisions of this
Section 7.7.

         7.8 FULFILLMENT OF CONDITIONS. Each Seller shall use commercially reasonable efforts to fulfill the conditions specified in Sections 10 and 11 to the extent that the fulfillment of such conditions is within such Seller's control.

         7.9 DISCLOSURE OF CERTAIN MATTERS. Each Seller shall give the Buying Parties prompt written notice of any event or development that occurs (and that is known by such Seller) that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of any of the Sellers contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any Seller any reason to believe that any of the conditions set forth in Section 10 will not be satisfied prior to the Closing Date.

         7.10 MERIDIAN LOAN PAYOFF INFORMATION. Not later than three business days before the Closing Date, the Sellers shall provide the Buyer with all information necessary to repay, on the Closing Date, all indebtedness for money borrowed by the Company from Meridian Bank.

         7.11 COMPANY COMPLIANCE WITH COVENANTS. Each Seller shall cause the Company to comply with the covenants contained in this Section 7.

8.       Covenants of the Buying Parties.
         --------------------------------

         From the date hereof through the Closing Date:

         8.1 FULFILLMENT OF CONDITIONS. Each Buying Party shall use commercially reasonable efforts to fulfill the conditions specified in Sections 10 and 11 to the extent that the fulfillment of such conditions is within its control.

         8.2 DISCLOSURE OF CERTAIN MATTERS. Each Buying Party shall give the Sellers prompt written notice of any event or development that occurs (and that is known by such Buying Party) that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of any of the Buying Parties contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any Buying Party any reason to believe that any of the conditions set forth in Section 11 will not be satisfied prior to the Closing Date.

         8.3 CONSENT REQUIRED UNDER REGISTRATION RIGHTS AGREEMENT. Pamarco shall use commercially reasonable efforts to obtain any consents required pursuant to
Section 9 of the Registration Rights Agreement to add Andersen and Schneider as parties to the Registration Rights Agreement.

9.       Other Covenants.
         ----------------

         9.1 PAYMENT OF EXPENSES. Each of the parties hereto shall pay their own expenses for lawyers, accountants, consultants, investment bankers, brokers, finders and other advisors with respect to the Transactions; provided, however, that at the Closing, the Buyer will reimburse the Sellers for out-of-pocket legal costs associated with the Transactions up to a maximum aggregate amount of $50,000.

10.      Conditions Precedent to Obligations of the Buying Parties.
         ----------------------------------------------------------

         All obligations of the Buying Parties to consummate the Transactions on the Closing Date are subject to the satisfaction (or waiver by the Buying Parties) prior thereto of each of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES TRUE WHEN MADE AND AT CLOSING. The representations and warranties of the Sellers contained in Section 4 shall have been be true and correct as of the date such representations and warranties were made and the representations and warranties of the Sellers contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, and 4.28 shall be true and correct at and as of the Closing Date as though such representations and warranties were made as of that time.

         10.2 PERFORMANCE OF COVENANTS. Each Seller shall have performed or tendered performance of all covenants and agreements that are to be performed by him under this Agreement on the Closing Date, including delivery of the certificates specified in Section 3, and shall have delivered to the Buying Parties evidence, in form and substance reasonably satisfactory to counsel to the Buying Parties, that such covenants and agreements have been so performed.

         10.3 REQUIRED CONSENTS. The Company shall have obtained the Required Consents without any modification that the Buying Parties deem unacceptable.

         10.4 NO COURT ORDER OR LITIGATION. No Court Order or Litigation shall be pending or threatened (a) that seeks to restrain the consummation, or challenges the validity or legality, of any of the Transactions, or (b) that would limit or affect adversely the Buyer's ability to acquire, or the Buyer's ownership of, the Shares.

         10.5 DIRECTORS. All directors of the Company shall have tendered their resignations as directors, effective as of the Closing.

         10.6 CERTIFICATE. Each Seller shall have tendered a certificate by which he certifies to the Buying Parties that the conditions set forth in this
Section 10 have been satisfied, and such certificate shall be deemed to be a representation of such Seller hereunder.

         10.7 ANCILLARY DOCUMENTS. The Buying Parties shall have received executed copies of the Employment Agreements, the Escrow Agreement and the Joinders.

         10.8 LEGAL OPINION. The Seller shall have tendered a legal opinion of Stradley, Ronon, Stevens & Young LLP, counsel to the Sellers, substantially in the form of Exhibit G hereto.

         10.9 APPROVAL. The Buying Parties shall have received all of the approvals from the Board of Directors of Bessemer Securities Corporation and any Affiliates of the Buying Parties that the Buying Parties may need in order to consummate the Transactions.

         10.10 ARMOTEK SHAREHOLDERS' AGREEMENT. The Sellers and the Company shall have terminated the Armotek Shareholders' Agreement.

11.      Conditions Precedent to Obligations of the Sellers.
         ---------------------------------------------------

         All obligations of the Sellers to consummate the Transactions on the Closing Date are subject to the satisfaction (or waiver by the Sellers to which the condition relates) prior thereto of each of the following conditions:

         11.1 REPRESENTATIONS AND WARRANTIES TRUE WHEN MADE AND AT CLOSING. The representations and warranties of the Buying Parties contained in Section 5 shall have been be true and correct as of the date such representations and warranties were made and the representations and warranties of the Buying Parties contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 shall be true and correct at and as of the Closing Date as though such representations and warranties were made as of that time; provided, however, that the Buying Parties shall be permitted to revise the representations and warranties contained in
Section 5.5 to the extent necessary to maintain the accuracy of such representations and warranties after taking into account the impact of any agreement of Pamarco or its Affiliates to acquire a French company and any related actions. If Section 5.5 is revised pursuant to the preceding sentence, the representations and warranties of the Buying Parties contained in such revised Section 5.5 shall be true and correct at and as of the Closing Date.

         11.2 PERFORMANCE OF COVENANTS. The Buying Parties shall have performed in all material respects all covenants and agreements that are to be performed by it under this Agreement on the

Closing Date, including delivery of the payments specified in Section 3, and shall have delivered to the Sellers evidence, in form and substance reasonably satisfactory to counsel to the Sellers, that such covenants and agreements have been so performed.

         11.3 CERTIFICATE. Each Buying Party shall have tendered a certificate by which it certifies to the Sellers that the conditions set forth in this
Section 11 have been satisfied, and such certificate shall be deemed to be a representation of such Buying Party hereunder.

         11.4 ANCILLARY DOCUMENTS. Armotek and the Buying Parties shall have tendered executed copies of the Employment Agreements, the Escrow Agreement and the Joinders, to the extent that they are to be parties thereto.

         11.5 LEGAL OPINION. The Buying Parties shall have tendered a legal opinion of Morgan, Lewis & Bockius LLP, counsel to the Buyer, substantially in the form of Exhibit H hereto.

         11.6 CONSENT REQUIRED UNDER REGISTRATION RIGHTS AGREEMENT. Pamarco shall have received any consents required pursuant to Section 9 of the Registration Rights Agreement to add Andersen and Schneider as parties to the Registration Rights Agreement.

         11.7 PAYOFF OF MERIDIAN LOANS. The Buyer shall have tendered payment in full for all indebtedness for money borrowed by the Company from Meridian Bank.

         11.8 1995 AUDITED FINANCIAL STATEMENTS. Pamarco shall have delivered to the Sellers a correct and complete copy of its audited financial statements as of and for the year ended December 31, 1995.

12.      Competition and Confidentiality by Sellers.
         -------------------------------------------

         12.1 AGREEMENT NOT TO COMPETE. Each Seller shall comply with the covenants contained in Section 5 of his Employment Agreement to the same extent as if such covenants were set forth in full in this Agreement.

         12.2 CONFIDENTIAL INFORMATION. For an indefinite period after the date hereof, neither the Sellers nor their respective Affiliates provided in Section
12.3 (each a "Restricted Party") shall divulge, communicate or use in any way, any Confidential Information.

         12.3 AFFILIATES. The terms of this Section 12 shall apply to each Seller and any Affiliate controlled by either of them to the same extent as if they were parties hereto, and each Seller shall take whatever actions that may be necessary to cause his respective Affiliates to adhere to the terms of this
Section 12.

         12.4 INJUNCTIVE RELIEF. In the event of any breach or threatened breach by any Restricted Party of any provision of this Section 12, any Buying Party shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Restricted Party under this Section 12. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages. In the event of litigation involving this Agreement, if a court of competent jurisdiction determines that the scope of this Section 12 is too broad in any respect, then the scope shall be deemed to be reduced or narrowed to such scope as is found lawful and reasonable by such court. Each Seller acknowledges, however, that this Section 12 has been negotiated by the parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Business and the Core Business.

13.      Indemnification.
         ----------------

         13.1 BY THE SELLERS.

                  (a) From and after the Closing Date, to the extent provided in this Section 13, the Sellers shall, jointly and severally, indemnify and hold harmless each Buying Party, and its successors and assigns, and its officers, directors, employees, stockholders, agents, affiliates and any Person who controls any Buying Party within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Buyer Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Buyer Party in connection therewith) (collectively, "Damages") that such Indemnified Buyer Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any representation or warranty of any Seller contained in this Agreement, (ii) any Environmental Condition existing on or prior to the Closing, and (iii) any breach of any covenant or agreement of the Sellers contained in this Agreement, except that the Sellers' obligations under this Section 13 with respect to any breach of the covenants set forth in
Section 12 shall be several and not joint. The indemnification obligations of the Sellers under clauses (i) and (ii) of this Section 13.1(a) are referred to herein as the "Sellers' Non-Covenant Indemnification Obligations."

                  (b) Notwithstanding any provisions of this Section 13 to the contrary, the Sellers' Non-Covenant Indemnification Obligations shall be limited to (i) an aggregate of $550,000 for Claim Notices made by Indemnified Buyer Parties on or before the first anniversary of the Closing Date and (ii) an aggregate of $200,000 for Claim Notices made by Indemnified Buyer Parties after the first anniversary of the Closing Date.

                  (c) The sole source of funds to satisfy the Sellers' Non-Covenant Indemnification Obligations relating to Claim Notices made by Indemnified Buyer Parties on or before the first anniversary of the Closing Date shall be limited to (i) the Escrow Funds held by the Escrow Agent pursuant to the Escrow Agreement and (ii) the amounts, if any, payable to the Sellers pursuant to Section 2.2 as Contingent Purchase Price. The sole source of funds to satisfy the Sellers' Non-Covenant Indemnification Obligations relating to Claim Notices made by Indemnified Buyer Parties after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date shall be limited to the amounts, if any, payable to the Sellers pursuant to
Section 2.2 as Contingent Purchase Price.

         13.2 BY THE BUYING PARTIES.

                  (a) From and after the Closing Date, to the extent provided in this Section 13, the Buying Parties shall jointly and severally indemnify and hold harmless any Seller, his successors and assigns (each, an "Indemnified Seller Party") from and against any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any representation or warranty of such Buying Party contained in this Agreement and (ii) any breach of any covenant or agreement of the Buying Parties contained in this Agreement. The indemnification obligations of the Buying Parties under clause (i) of this Section 13.2(a) are referred to herein as the "Buying Parties' Non-Covenant Indemnification Obligations."

                  (b) Notwithstanding any provisions of this Section 13 to the contrary, the Buying Parties' Non-Covenant Indemnification Obligations shall be limited to an aggregate of $550,000.

         13.3 LIMITATION ON INDEMNIFICATION. Losses indemnifiable by any party hereunder shall not include any amounts recovered from any surety, insurance carrier or third party obligor, nor the cost of maintaining any surety or insurance policies, and no right of subrogation shall accrue to any party hereunder for the benefit of any surety, insurance company or third party. The Buying Parties and Sellers each agree to submit in a timely matter to any applicable surety, insurance carrier or third party obligor, all claims for indemnifiable losses for which such other entities may have responsibility.

         13.4 PROCEDURE FOR CLAIMS.

                  (a) An Indemnified Buyer Party or an Indemnified Seller Party that desires to seek indemnification under any part of this Section 13 (each, an "Indemnified Party") shall give notice (the "First Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") and, if applicable, to the Escrow Agent, prior to any applicable Expiration Date specified below. Such notice shall briefly explain the nature of the claim and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the First Claim Notice, the Indemnified Party shall estimate the amount of the claim in the First Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a First Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second claim notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. For purposes of this Agreement, "Claim Notice" shall mean (i) the First Claim Notice with respect to a claim that is not an Unliquidated Claim, or (ii) the Liquidated Claim Notice with respect to an Unliquidated Claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 20 days (the "Response Period") after the date that the Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

                  (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the Claim Response Period the amount to which such Indemnified Party shall be entitled. If a Buying Party shall be the Indemnified Party, it shall first request payment of the related Damages under the Escrow Agreement, but only to the extent that Escrow Funds are then being held by the Escrow Agent and are not subject to other claims for indemnification, and thereafter such a Buying Party shall seek indemnification from the Contingent Purchase Price. If there shall be a dispute as to the amount or manner of indemnification under this Section 13, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor. If any Indemnified Party fails to receive all or part of any indemnification obligation when due, then such Indemnified Party shall also be entitled to receive from the applicable Indemnitor or, if applicable, the Escrow Agent, interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate, and the Prime Rate in effect on the first business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

                  (c) Notwithstanding any other provision of this Section 13, no Indemnified Party shall be entitled to indemnification for any Non-Covenant Claim (defined below) until the aggregate of all Damages to all Indemnified Parties in the group to which such Indemnified Party belongs (either Indemnified Buyer Parties, as a group, or Indemnified Seller Parties, as a group) exceeds $25,000 (the "Deductible Amount"), and then such Indemnified Party shall be entitled to indemnification for its Damages in excess of the Deductible Amount. For purposes of this Agreement, "Non-Covenant Claim" means any claim for indemnification made under clauses (i) or (ii) of Section 13.1(a) or clause (i) of Section 13.2(a), and "Covenant Claim" means any claim for indemnification made under clause (iii) of Section 13.1(a) or clause (ii) of Section 13.2(a).

         13.5 CLAIMS PERIOD. Any claim for indemnification under this Section 13 shall be made by giving a Claim Notice under Section 13.4 on or before the applicable "Expiration Date" specified below in this Section 13.5, or the claim under this Section 13 shall be invalid. The following claims shall have the following respective "Expiration Dates": (a) the first anniversary of the Closing Date--any claims that are not specified in any of the succeeding clauses; (b) the second anniversary of the Closing Date--any claim for Damages related to an Environmental Condition, whether based on a breach of a representation or warranty or the indemnification for Environmental Conditions in Section 13(a); and (c) the date on which the applicable statute of limitations expires--any claim for Damages related to a breach of any covenant or agreement of the parties contained in this Agreement. If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

         13.6 THIRD PARTY CLAIMS. An Indemnified Party that desires to seek indemnification under any part of this Section 13 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any such Action or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this
Section 13.6 shall not bar an Indemnified Party's right to claim indemnification under this Section 13, except to the extent that an Indemnitor shall have been harmed by such failure.

14.      REMEDIES.

         Except with respect to Fraud Claims and Covenant Claims, the remedies provided by Section 13 shall be the sole and exclusive remedies of the parties for the matters covered thereby. With respect to Fraud Claims and Covenant Claims, any party shall be entitled to such rights and remedies as such party may have at law or in equity or otherwise for any breach of this Agreement, including the right to seek specific performance, recision or restitution, none of which rights or remedies shall be affected or diminished by the remedies provided hereunder.

15.      TERMINATION.

         15.1 GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of the Sellers and the Buying Parties;

                  (b) by any Seller or any Buying Party, if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply with its obligations under this Agreement) on or before April 15, 1996, or such later date as the parties may agree;

                  (c) by any Seller or any Buying Party, if there shall be any Regulation that makes consummation of the Transactions illegal or otherwise prohibited or if any Court Order enjoining such Seller or such Buying Party from consummating the Transactions is entered and such Court Order shall become final and nonappealable;

                  (d) by any Buying Party, if any Seller shall have breached any of its covenants hereunder and, if such breach is subject to cure, such Seller shall not have cured such breach within 10 business days of a Buying Party's notice of an intent to terminate;

                  (e) by any Seller, if any Buying Party shall have breached any of its covenants hereunder and, if such breach is subject to cure, such Buying Party shall not have cured such breach within 10 business days of a Seller's notice of an intent to terminate;

                  (f) (i) by any Buying Party if any of the conditions in
         Section 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of such Buying Party to comply with its obligations under this Agreement) and the Buying Party has not waived such condition on or before the Closing Date; or (ii) by any Seller if any of the conditions in Section 11 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of such Seller to comply with its obligations under this Agreement) and the Seller has not waived such condition on or before the Closing Date.

         15.2 EFFECT OF TERMINATION.

                  (a) If this Agreement is terminated pursuant to Section 15.1, this Agreement shall immediately terminate and be of no further force and effect. Any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

                  (b) The provisions of Sections 12.2, 12.3 and 12.4 shall survive any termination of this Agreement pursuant to Section 15.1.

                  (c) The confidentiality provisions of that certain letter of Pamarco to Andersen dated March 31, 1995 shall survive any termination of this Agreement pursuant to Section 15.1.

                  (d) If this Agreement is terminated pursuant to Section 15.1, each party hereto shall promptly return to the other parties any and all documents, materials, financial statements and other written items received or obtained by such party since October 1, 1995 that are confidential or proprietary to the other parties hereto.

16.      CONTENTS OF AGREEMENT.

         This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

17.      AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC.

         This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

18.      INTERPRETATION.

         Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

19.      NOTICES.

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

                  If to the Buyer or Pamarco:

                           Pamarco Technologies Inc.
                           c/o Bradford Ventures Ltd.
                           1212 Avenue of the Americas
                           Suite 1802
                           New York, NY  10036
                           Attention: Thomas L. Ferguson
                           Fax: 212-764-3467

                  with a required copy to:

                           Thomas J. Sharbaugh, Esquire
                           Morgan, Lewis & Bockius LLP
                           2000 One Logan Square
                           Philadelphia, PA 19103

                           Fax: 215-963-5299

                  If to the Sellers:

                           Dennis E. Andersen
                           122 Buddtown Road
                           Southampton, NJ 08088


                           E. Hugh Schneider
                           188 William Feather Drive
                           Voorhees, NJ 08043

                  with a required copy to:

                           David R. Landrey, Esquire
                           Stradley, Ronon, Stevens & Young LLP
                           2600 One Commerce Square
                           Philadelphia, PA 19103-7098
                           Fax: 215-564-8120

20.      GOVERNING LAW.

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws.

21.      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                 PAMARCO TECHNOLOGIES INC.


                                 By:
                                    --------------------------
                                 Name:
                                       -----------------------
                                 Title:
                                       -----------------------


                                 PAMARCO, INCORPORATED


                                 By:
                                    --------------------------
                                 Name:
                                       -----------------------
                                 Title:
                                       -----------------------




                                 -----------------------------------
                                 DENNIS E. ANDERSEN




                                 -----------------------------------
                                 E. HUGH SCHNEIDER

THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS THIRD AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is made this 19th day of April, 1996 by and among Pamarco Technologies Inc., a Delaware corporation ("Pamarco"), Pamarco, Incorporated, a Maryland corporation (the "Buyer" and, together with Pamarco, the "Buying Parties"), Dennis E. Andersen, a New Jersey resident ("Andersen"), and E. Hugh Schneider, a New Jersey resident ("Schneider" and, together with Andersen, the "Sellers").

                                   Background
                                   ----------

         The parties hereto are all parties to a Stock Purchase Agreement, dated March 5, 1996, which was amended on April 15, 1996 and on April 17, 1996. Such Stock Purchase Agreement as amended is referred to herein as the "Agreement." Terms are used in this Amendment with any definitions assigned to such terms in the Agreement unless they are otherwise defined herein.

         The parties desire to enter into this Amendment in order to reflect to certain changes to the terms and conditions of the Agreement. These changes include deleting the Escrow Agent and the Escrow Agreement and providing for the payment of a $250,000 portion of the Purchase Price to the Sellers at the Closing rather than paying such funds to the Escrow Agent.

                                   Witnesseth
                                   ----------

         NOW, THEREFORE, in consideration of the respective covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

22. DEFINITIONS. Section 1 of the Agreement is hereby amended to reflect the following:

                  (1) All references in the definitions to the "Escrow Agent," the "Escrowed Funds" and the "Escrow Agreement" are hereby deleted.

                  (2) "Maximum Performance Target" means $1,798,749.

                  (3) "Minimum Performance Target" means $1,490,983.

                  (4) "Pamarco Common Stock" means the 7,692 shares of Pamarco's Class A Common Stock, par value $0.01 per share, being issued to the Sellers hereunder.

 23. PURCHASE AND SALE OF SHARES. Section 2.1(b) of the Agreement is hereby amended in its entirety to read as follows:

                  (b) The Buyer shall pay the Purchase Price to the Sellers as set forth below:

                           (1) at the Closing, the Buyer shall pay by a wire transfer of immediately available funds $581,549.30 to Andersen (plus interest thereon from the date hereof through the Closing Date at the Deal Rate) and $518,450.70 to Schneider (plus interest thereon from the date hereof through the Closing Date at the Deal Rate);

                           (2) at the Closing, the Buyer shall issue to Andersen a stock certificate for 4,067 shares of Pamarco Common Stock and a stock certificate to Schneider for 3,625 shares of Pamarco Common Stock; provided, however, that both certificates, along with duly executed stock powers endorsed in blank by the Sellers, shall be delivered at the Closing to Pamarco to hold in escrow in accordance with Section 13 hereof (the "Escrowed Shares"); and

                           (3) if the Company meets or exceeds the Minimum Performance Target (as specified in Section 2.2(a) below), the Buyer shall pay the Sellers the Contingent Purchase Price in accordance with the following percentages, which percentages reflect their record ownership of the Shares: 52.86812% of the Contingent Purchase Price shall be paid to Andersen and 47.13188% of the Contingent Purchase Price shall be paid to Schneider.

24. CONTINGENT PURCHASE PRICE. Section 2.2(a) of the Agreement is hereby amended in its entirety to read as follows:

                  (1) The term "Contingent Purchase Price" means the cash payment specified below in this Section 2.2(a). The Buyer shall pay the Contingent Purchase Price to the Sellers if the aggregate Pre-Tax Income of the Core Business during the period beginning on April 19, 1996 and ending on December 31, 1998 (referred to herein as the "Earnings Period") shall be at least equal to the Minimum Performance Target. It is the intent of the parties that (so long as the Minimum Performance Target shall be achieved) the amount of the Contingent Purchase Price cannot be less than $200,000 in the aggregate nor more than $800,000 in the aggregate, and it is the further intent of the parties that if the actual Pre-Tax Income of the Core Business shall exceed the Maximum Performance Target, the Sellers shall get no credit for, or Contingent Purchase Price payment in connection with, the amount by which the actual Pre-Tax Income of the Core Business exceeds the Maximum Performance Target. The Buyer shall pay by a wire transfer of immediately available funds any Contingent Purchase Price due to the Sellers in three equal installments on June 30 of 1999, 2000 and 2001. The Contingent Purchase Price shall be determined and paid in accordance with the following schedule:


                                                          CONTINGENT
                    PRE-TAX INCOME                      PURCHASE PRICE
                    --------------                     ---------------
             less than $1,490,983                                $0
             $1,490,983 or more, but less                  $200,000
             than $1,542,276
             $1,542,276 or more, but less                  $300,000
             than $1,593,571
             $1,593,571 or more, but less                  $400,000
             than $1,644,865
             $1,644,865 or more, but less                  $500,000
             than $1,696,159
             $1,696,159 or more, but less                  $600,000
             than $1,747,454
             $1,747,454 or more, but less                  $700,000
             than $1,798,749
             $1,798,749 or more                            $800,000


25.      ESCROW ACCOUNT. Section 2.3 of the Agreement is hereby deleted.

26. 1996 TAX LIABILITIES. Section 6.2 of the Agreement is hereby amended by substituting the following amounts for the 1996 Compensation amounts specified for the Sellers:

                        Andersen                         Schneider
                        --------                         ---------
                        $75,654.72                      $62,575.04

27. MERIDIAN LOAN PAYOFF INFORMATION. Section 7.10 of the Agreement is hereby deleted.

28.      ANCILLARY DOCUMENTS. The references to "the Escrow Agreement" in
Section 10.7 and Section 11.4 of the Agreement are hereby deleted.

29. PAYOFF OF MERIDIAN LOANS. Section 11.7 of the Agreement is hereby deleted.

30. INDEMNIFICATION. Section 13 of the Agreement is hereby amended in its entirety to read as follows:

                  13.1 BY THE SELLERS.

                  (1) From and after the Closing Date, to the extent provided in this Section 13, the Sellers shall, jointly and severally, indemnify and hold harmless each Buying Party, and its successors and assigns, and its officers, directors, employees, stockholders, agents, affiliates and any Person who controls any Buying Party within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Buyer Party") from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Buyer Party in connection therewith) (collectively, "Damages") that such Indemnified Buyer Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any representation or warranty of any Seller contained in this Agreement, (ii) any Environmental Condition existing on or prior to the Closing, and (iii) any breach of any covenant or agreement of the Sellers contained in this Agreement, except that the Sellers' obligations under this Section 13 with respect to any breach of the covenants set forth in Section 12 shall be several and not joint. The indemnification obligations of the Sellers under clauses (i) and (ii) of this Section 13.1(a) are referred to herein as the "Sellers' Non-Covenant Indemnification Obligations."

                  (2) Notwithstanding any provisions of this Section 13 to the contrary, the Sellers' Non-Covenant Indemnification Obligations shall be limited to (i) an aggregate of $550,000 for Claim Notices made by Indemnified Buyer Parties on or before the first anniversary of the Closing Date and (ii) an aggregate of $200,000 for Claim Notices made by Indemnified Buyer Parties after the first anniversary of the Closing Date.

                  (3) The sole source of funds to satisfy the Sellers' Non-Covenant Indemnification Obligations relating to Claim Notices made by Indemnified Buyer Parties on or before the first anniversary of the Closing Date shall be limited to (i) the Escrowed Shares held by the Pamarco pursuant to this Agreement and (ii) the amounts, if any, payable to the Sellers pursuant to Section 2.2 as Contingent Purchase Price. The sole source of funds to satisfy the Sellers' Non-Covenant Indemnification Obligations relating to Claim Notices made by Indemnified Buyer Parties after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date shall be limited to the amounts, if any, payable to the Sellers pursuant to
         Section 2.2 as Contingent Purchase Price.

                  13.2 BY THE BUYING PARTIES.

                  (a) From and after the Closing Date, to the extent provided in this Section 13, the Buying Parties shall jointly and severally indemnify and hold harmless any Seller, his successors and assigns (each, an "Indemnified Seller Party") from and against any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to (i) any breach of any representation or warranty of such Buying Party contained in this Agreement and (ii) any breach of any covenant or agreement of the Buying Parties contained in this Agreement. The indemnification obligations of the Buying Parties under clause (i) of this Section 13.2(a) are referred to herein as the "Buying Parties' Non-Covenant Indemnification Obligations."

                  (b) Notwithstanding any provisions of this Section 13 to the contrary, the Buying Parties' Non-Covenant Indemnification Obligations shall be limited to an aggregate of $550,000.

                  13.3 LIMITATION ON INDEMNIFICATION. Losses indemnifiable by any party hereunder shall not include any amounts recovered from any surety, insurance carrier or third party obligor, nor the cost of maintaining any surety or insurance policies, and no right of subrogation shall accrue to any party hereunder for the benefit of any surety, insurance company or third party. The Buying Parties and Sellers each agree to submit in a timely matter to any applicable surety, insurance carrier or third party obligor, all claims for indemnifiable losses for which such other entities may have responsibility.

                  13.4 PROCEDURE FOR CLAIMS.

                  (a) An Indemnified Buyer Party or an Indemnified Seller Party that desires to seek indemnification under any part of this Section 13 (each, an "Indemnified Party") shall give notice (the "First Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below. Such notice shall briefly explain the nature of the claim and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the First Claim Notice, the Indemnified Party shall estimate the amount of the claim in the First Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a First Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second claim notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. For purposes of this Agreement, "Claim Notice" shall mean (i) the First Claim Notice with respect to a claim that is not an Unliquidated Claim, or (ii) the Liquidated Claim Notice with respect to an Unliquidated Claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 20 days (the "Response Period") after the date that the Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

                  (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the Claim Response Period the amount to which such Indemnified Party shall be entitled. If a Buying Party shall be the Indemnified Party, the applicable Damages shall first be satisfied with the Escrowed Shares in accordance with Section 13.7 below, and thereafter such a Buying Party shall seek indemnification from the Contingent Purchase Price. If there shall be a dispute as to the amount or manner of indemnification under this Section 13, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor. If any Indemnified Party fails to receive all or part of any indemnification obligation when due, then such Indemnified Party shall also be entitled to receive from the applicable Indemnitor interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate, and the Prime Rate in effect on the first business day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

                  (c) Notwithstanding any other provision of this Section 13, no Indemnified Party shall be entitled to indemnification for any Non-Covenant Claim (defined below) until the aggregate of all Damages to all Indemnified Parties in the group to which such Indemnified Party belongs (either Indemnified Buyer Parties, as a group, or Indemnified Seller Parties, as a group) exceeds $25,000 (the "Deductible Amount"), and then such Indemnified Party shall be entitled to indemnification for its Damages in excess of the Deductible Amount. For purposes of this Agreement, "Non-Covenant Claim" means any claim for indemnification made under clauses (i) or (ii) of Section 13.1(a) or clause (i) of
         Section 13.2(a), and "Covenant Claim" means any claim for indemnification made under clause (iii) of Section 13.1(a) or clause
         (ii) of Section 13.2(a).

                  13.5 CLAIMS PERIOD. Any claim for indemnification under this
         Section 13 shall be made by giving a Claim Notice under Section 13.4 on or before the applicable "Expiration Date" specified below in this
         Section 13.5, or the claim under this Section 13 shall be invalid. The following claims shall have the following respective "Expiration Dates": (a) the first anniversary of the Closing Date--any claims that are not specified in any of the succeeding clauses; (b) the second anniversary of the Closing Date--any claim for Damages related to an Environmental Condition, whether based on a breach of a representation or warranty or the indemnification for Environmental Conditions in
         Section 13(a); and (c) the date on which the applicable statute of limitations expires--any claim for Damages related to a breach of any covenant or agreement of the parties contained in this Agreement. If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

                  13.6 THIRD PARTY CLAIMS. An Indemnified Party that desires to seek indemnification under any part of this Section 13 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any such Action or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this Section 13.6 shall not bar an Indemnified Party's right to claim indemnification under this Section 13, except to the extent that an Indemnitor shall have been harmed by such failure.

                  13.7 ESCROWED SHARES.

                  (a) Pamarco shall hold the Escrowed Shares in escrow for the purpose of satisfying claims under this Section 13.7. The Sellers shall not be considered to have an ownership interest in the Escrowed Shares for purposes of transfer, attachment or otherwise until and only to the extent such Escrowed Shares are paid or released to the Sellers. Notwithstanding the foregoing, during the period in which the Escrowed Shares are held hereunder, the Sellers shall be entitled to (i) receive all cash dividends paid with respect to the Escrowed Shares and (ii) exercise all voting powers of the Escrowed Shares.

                  (b) In the case of any claim to be satisfied out of the Escrowed Shares hereunder, Pamarco shall deliver to the Indemnified Party Escrowed Shares in an amount equal to the unsatisfied claim, with each Escrowed Share being valued at Fair Market Value, as such term is defined below. "Fair Market Value" means the price at which shares of Class A Common Stock of Pamarco are valued in the most recent arm's-length transaction with an unaffiliated party that preceded the date of the claim; provided, however, that such arm's-length transaction shall have (i) involved the sale of shares of Class A Common Stock of Pamarco with an aggregate value of at least $100,000 and (ii) involved the issuance of shares of Class A Common Stock of Pamarco to persons or entities other than directors, officers or employees of Pamarco or the Buyer or any entities controlled by them.

                  (c) On the first anniversary of the Closing Date, Pamarco shall deliver the Escrowed Shares to the Sellers in the same proportion as they were delivered to Pamarco, except that if a claim hereunder is unresolved at that time, a portion of the Escrowed Shares that is equal to any such outstanding claim shall continue to be held until the resolution of the claim in accordance with this Agreement.

         31. EFFECT OF THIS AMENDMENT. The Agreement shall continue in full force and effect and shall not be amended hereby except to the extent expressly provided herein.

         32. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the day and year first written above.

                                     PAMARCO TECHNOLOGIES INC.


                                     By:
                                        -------------------------------
                                     Name:

                                     Title:

                                     PAMARCO, INCORPORATED


                                     By:
                                        -------------------------------
                                     Name:

                                     Title:


                                     ------------------------------
                                     DENNIS E. ANDERSEN



                                     ------------------------------
                                     E. HUGH SCHNEIDER